EXHIBIT 99








CONTACT: 	Susan Busch,
		Director, Public and Media Relations
		(612) 936-1932

(For Immediate Release)


SHAREHOLDER LAWSUIT DISMISSED



MINNEAPOLIS (December 18, 1996) -- United HealthCare Corporation (NYSE: UNH) today announced that, through a Stipulation and Order entered into by counsel for the plaintiff and the defendants and ordered by The Honorable Michael J. Davis, the claims against all defendants have been dismissed with prejudice as to named plaintiff Ray Levy in the case of Ray Levy, On Behalf of Himself and Others Similarly Situated vs. United HealthCare Corporation, et al., Case No. 3-96 Civ. 750, filed on August 9, 1996 in the United States District Court, District of Minnesota. The complaint had alleged securities fraud and other claims related to a decline in United HealthCare's stock price. This dismissal was agreed to and ordered prior to any effort by the plaintiff to have the case certified as a class action and without any payment to the named plaintiff or his counsel.
	United HealthCare Corporation (www.uhc.com) is a national leader in health care management, serving purchasers, consumers, managers and providers of health care since 1974. The company serves over 40 million individuals through a broad continuum of health care products and services.

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